Exhibit 1(a)
                              ______________ Shares

                        Constellation Energy Group, Inc.

                                  Common Stock

                             Sales Agency Agreement


                                                                  ________, 2001

[Agent Name Address]

Ladies and Gentlemen:

         The undersigned, Constellation Energy Group, Inc., a Maryland corporation (the "Company"), hereby confirms its agreement with ___________________________(the "Agent") as follows:

         1. Issuance and Sale of Common Stock. The Company has authorized by appropriate corporate action and proposes to issue and sell in the manner contemplated by this Agreement up to __________ shares (the "Shares") of its Common Stock (the "Common Stock"), having the terms and provisions set forth in the Charter of the Company, as amended and restated as of April 30, 1999, supplemented as of July 19, 1999 and corrected as of September 13, 1999 (a copy of which has heretofore been delivered to the Agent) and summarized in the Prospectus as defined in Section 5(a). Subject to the terms and conditions stated in this Agreement, the Company hereby (a) appoints the Agent as its exclusive sales agent for the purpose of soliciting purchases of the Shares from the Company by others and (b) agrees that whenever it determines to sell Shares directly to the Agent as principal for resale to others, it will enter into a Terms Agreement (as defined in Section 2(b) hereof) with the Agent relating to such sale in accordance with Section 2(b) hereof.

         2.       Solicitations as Agent; Purchases as Principal.
                  ----------------------------------------------
(a) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Agent agrees, as an agent of the Company, to use its reasonable best efforts to solicit offers to purchase the Shares. The Agent and the Company agree that such solicitations and offers for the sale of the Shares shall commence upon receipt of, and shall be made in accordance with, written instructions from the Company to the Agent (which shall be substantially in the form of Exhibit A hereto and which may take the form of an exchange of any standard form of written telecommunication between the Agent and the Company) and shall continue until such time as the Company has instructed the Agent that such solicitations and offers shall be suspended in accordance with Section 8 hereof. The Company reserves the right, in its sole discretion, to instruct the Agent, at any time and from time to time after the Commencement Date (as defined in Section 7 hereof), to so commence or suspend such solicitations and offers for any period of time or permanently in accordance with the provisions of this Agreement.

         In soliciting purchases of the Shares from the Company by others (including customers of the Agent), the Agent will be acting for the Company and not as principal. The Agent, as the exclusive agent for the offer and sale of the Shares, will use its reasonable best efforts to sell the Shares on behalf of the Company as contemplated hereby; provided, however, that it is understood by the Company that the Agent has no obligation to find purchasers of the Shares and that the Agent in its sole discretion, upon notice thereof to the Company, can suspend from time to time its efforts in offering for sale, and soliciting purchases of, the Shares. In any transaction where the Agent has acted as agent for the Company and has not purchased as principal, the Agent will use its reasonable best efforts to obtain performance by each purchaser of Shares from the Company, but the Agent will not have liability to the Company in the event any such purchase is not consummated for any reason except as may be otherwise provided by any applicable regulations and rules of the Exchanges (as defined in
Section 3(a) (i) hereof) on which the transaction was executed and except that the Agent will complete the purchase in accordance with the customs of the Exchanges in the case of transactions in which the Agent has also acted as broker for the purchaser. The Company also understands that under no circumstances shall the Agent be obligated to purchase any Shares for its own account, except (i) pursuant to a Terms Agreement, (ii) as provided in the preceding sentence and (iii) except to the extent that the Agent has acted as a principal in purchasing a portion of a block as contemplated by Section 3
(a)(ii) hereof, or has made a firm commitment with the Company in connection with an offering or distribution of the type contemplated by Section 3(a) (iii) hereof that has been expressly authorized by the Company and agreed to by the Agent.

         (b) Purchases as Principal. Each sale of Shares to the Agent as principal for resale to others shall be made in accordance with the terms of this Agreement and, except for purchases made in accordance with the customs of the Exchanges in the case of transactions in which the Agent has also acted as broker for a purchaser and in the case of transactions permitted by Section 3(a)
(ii) hereof, a separate  agreement that will
provide for the sale of such Shares to, and the purchase and  reoffering thereof by, the Agent. Each such separate agreement (which shall be substantially in the form of Exhibit B hereto and which may take the form of an exchange of any standard form of written telecommunication between the Agent and the Company) is herein referred to as a "Terms Agreement". The Agent's commitment to purchase Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Unless expressly authorized by the Company in the Terms Agreement, or as otherwise provided herein, the Agent will not be authorized to utilize a selling or dealer group in connection with the resale of the Shares purchased. Such Terms Agreement shall also specify the requirements for the opinions of counsel, comfort letter and
officer's   certificate   pursuant  to  Sections  7(b),  7(c),  7(d)  and  7(e),
respectively, hereof.

         3. Manner of Offer and Sale. (a) Method of Offer and Sale. The Shares may be offered and sold by any of the following methods:

                  (i) Ordinary Brokers' Transactions. The Shares may be offered and sold by the Agent in ordinary regular-way transactions in the auction market on the floor of the New York Stock Exchange, Inc. (the "NYSE") or any other stock exchange on which the Common Stock may be listed or admitted to trading (the NYSE, together with such other stock exchanges, the "Exchanges").

                  (ii) Block Transactions. The Agent may solicit offers to purchase Shares, and offer Shares for sale, in transactions on the Exchanges in "crosses" of blocks where the Agent acts as broker for the buyers in addition to acting as agent for the Company. It is understood that on occasion the Agent may also act as a principal and purchase for its own account, with the consent of the Company, a portion of the Shares being sold in the cross of a block. The Agent may also offer and sell Shares in block transactions on the Exchanges in which other broker-dealers are acting as broker for all or some of the buyers of the Shares being sold in such transactions. In the discretion of the Agent, the Agent may also sell Shares in block transactions to one or more broker-dealers purchasing such Shares, or a portion of such Shares, as principal for their own account, with the consent of the Company. Any of the transactions contemplated by this Section 3(a) (ii) may be executed in the over-the-counter market, with broker-dealers who are not members of the Exchanges or otherwise, provided that the Agent has obtained any necessary permission from officials of the Exchanges or such transactions are otherwise in compliance with the rules of the Exchanges.

                  (iii) Fixed Price Offerings. With the prior authorization of the Company, and any necessary permission from officials of the Exchanges, the Agent may conduct fixed price offerings off the floor of the Exchanges, in which the Agent has committed to purchase as principal the Shares involved in such offerings and dealers selected by the Agent participate in the resale of such Shares. With the prior authorization of the Company, the Agent may also conduct "special offerings" or "exchange distributions" of Shares on the NYSE in accordance with Rule 391 and Rule 392, respectively, of the NYSE or on any one or more of the other Exchanges in accordance with the appropriate rules of such other Exchanges. It is understood that the terms of "fixed price offerings," "special offerings" and "exchange distributions" contemplated by this Section 3(a) (iii) will in each case be subject to the prior approval of the Company.

         (b) Market Prices. The Company understands that sales of Shares will be made at market prices prevailing at the time of sale in the case of transactions on the Exchanges and at prices negotiated by the Agent and related to prevailing market prices in the case of over-the-counter transactions; provided, however, that the price per share to be paid to the Company for the Shares shall be in compliance with the terms of this Agreement and the Procedures.

         (c) Discounts, Commissions, Concessions, Etc. The Company will (i) pay to the Agent, on each Settlement Date (as defined in Section 4) in respect of the sale of any Shares solicited by the Agent, in same day funds, commissions for its services in acting as agent for the Company in the sale of such Shares in an amount per share to be negotiated as provided in the Procedures (as defined in Section 3(e) hereof) for the types of transactions involved (but not, in any event, to exceed $_____ per share) (it being understood that the Company and the Agent may agree upon payment for such commissions in such other manner as they may determine in accordance with the Procedures) and (ii) pay the reasonable fees and expenses of Cahill Gordon & Reindel ("Counsel for the Agent") in connection with the offer and sale of the Shares. Discounts, commissions, concessions, the offering price and other terms of offerings or distributions referred to in Sections 2(b) and 3(a) hereof will be agreed upon by the Company and the Agent prior to any such offering or distribution. The Company understands and agrees that, in any sale of Shares where the Agent is also acting as broker for a buyer of Shares, the Agent may also receive a brokerage commission from the buyer in any amount negotiated by the Agent and such buyer.

         (d) Authorized Actions. The Company agrees that, concurrently with the offer and sale of Shares on behalf of the Company as contemplated by this Agreement, the Agent may (i) act as broker for the sale of shares of Common Stock by customers other than the Company, (ii) to the extent permitted by the rules and regulations of the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, (the "Exchange Act"), solicit the sale of shares of Common Stock by customers other than the Company through the Agent as broker for the seller, solicit the sale of shares of Common Stock by customers other than the Company to the Agent as principal and solicit offers to purchase shares of Common Stock and (iii) offer and sell as principal for its own account Shares that the Agent has purchased from the Company as contemplated by Sections 2(b) and 3(a) (ii) or shares of Common Stock that the Agent has otherwise acquired in transactions permitted by this Agreement.

         (e) Procedures. Procedural details relating to the offer and sale of the Shares, and the issue and delivery of the Shares and payment for the Shares, are set forth in the Common Stock Procedures attached hereto as Exhibit C (the "Procedures"). The Agent and the Company each agree to perform the respective duties and obligations to be performed by them as provided in the Procedures as amended from time to time. The Procedures may be amended only by a written agreement of the Company and the Agent. The Agent agrees that the number of Shares to be offered and sold from time to time, and the prices at which Shares are to be offered and sold, will be in compliance with limitations established by the Company with the Agent in accordance with the Procedures.

         (f) Compliance with Laws and Regulations. The Agent agrees that in carrying out the transactions contemplated by this Agreement, it will observe and comply with (i) all applicable securities laws, regulations, rules and ordinances of any jurisdiction in which the Shares may be offered, sold or delivered and (ii) all applicable regulations and rules of the Exchanges on which such transactions are executed.

         4. Delivery of Shares. Delivery of Shares sold in transactions of the types referred to in Section 3(a) hereof will take place through the book-entry processing of the Depository Trust Company ("DTC") deposit withdrawal at custodian ("DWAC") system on the date that is three Business Days (as defined below) after the "trade date" for the sale of such Shares, against delivery to the Company in same day funds of the purchase price for such Shares; provided, however, that the Company and the

Agent may agree upon delivery of and payment for Shares sold in particular transactions at such other time and place and in such other manner as they may determine in accordance with the Procedures. The date of delivery to the Agent of Shares sold against delivery to the Company of funds in payment therefor is herein called the "Settlement Date." Delivery of Shares, and payment, for Shares sold pursuant to a Terms Agreement shall be made in accordance with such Terms Agreement. Except as may be otherwise determined by the NYSE, "Business Day" as used in this Agreement means any day on which the NYSE is open for business other than any such day on which banking institutions in New York, New York and Baltimore, Maryland are authorized or obligated by law to close.

         5. Representations and Warranties of the Company. The Company represents and warrants to the Agent that:

         (a) Filing of Registration Statement with Commission. A registration statement on Form S-3 (No. 333-______), as supplemented by a Prospectus Supplement dated __________, has been filed with the Commission under the Securities Act of 1933, (the "Securities Act"), in accordance with Rule 415 of the published rules and regulations of the Commission (the "Regulations") under the Securities Act. Such registration statement has been declared effective by the Commission. References in this Agreement to the "Registration Statement" at a particular time are to such registration statement, as it may have been amended or supplemented at such time, including all exhibits thereto and all documents that at such time are incorporated by reference therein. References in this Agreement to the "Prospectus" at a particular time are to the form of preliminary prospectus filed as a part of the Registration Statement at such time and, thereafter, to the prospectus first filed with the Commission pursuant to Rule 424(b) of the Regulations under the Securities Act, as it may have been amended or supplemented at such time, including all documents that at such time are incorporated by reference therein.

         (b) Registration Statement; Prospectus and Incorporated Documents. (i) The Registration Statement, at the date of this Agreement and any applicable Terms Agreement and at the Commencement Date, as it may be amended or supplemented at each such time, complies and will comply, as the case may be, in all material respects with the Securities Act and the Regulations thereunder; the Prospectus, at the date of this Agreement and any applicable Terms Agreement, at the date it is first filed pursuant to Rule 424(b) of the Regulations under the Securities Act and at the Commencement  Date, as it may be
amended or supplemented at each such time, complies and will comply, as the case may be, in all material respects with the Securities Act and the Regulations thereunder; (ii) the Registration Statement at the date of this Agreement and any applicable Terms Agreement and at the Commencement Date, as it may be amended or supplemented at each such time, does not and will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, at the date of this Agreement and any applicable Terms Agreement, at the date it is first filed pursuant to Rule 424(b) of the Regulations under the Securities Act and at the Commencement Date, as it may be amended or supplemented at each such time, does not and will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that these representations and warranties do not apply to statements or omissions in such documents, based upon information furnished to the Company in writing by the Agent expressly for use therein; and (iii) the documents incorporated by reference in the Registration Statement or the Prospectus pursuant to Item 12 of Form S-3 of the Securities Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act, and the Regulations thereunder.

         6.    Covenants of the Company. The Company covenants and agrees that:

         (a) Filing of Prospectus with Commission; No Stop Order. The Company will cause the Prospectus, and any amendments or supplements thereto, to be filed with, or transmitted for filing to, the Commission in accordance with Rule 424(b) of the Regulations under the Securities Act and will notify the Agent immediately, and confirm such notice in writing, of the issuance by the Commission of any stop order under the Securities Act suspending the effectiveness of the Registration Statement or of the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance by the Commission of any stop order and, if any such stop order shall at any time be issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Amendments and Supplements. From the time solicitation regarding sale of the Shares is begun until all of the Shares have been sold (i) the Company will advise the Agent promptly of any proposal to amend or supplement the Registration Statement or the Prospectus by means of a post-effective amendment, sticker, or supplement (including a prospectus filed pursuant to Rule 424(b) of the Regulations under the Securities Act that differs from the Prospectus first filed pursuant to such

Rule 424(b) but excepting post-effective amendments, supplements, and stickers relating solely to pricing, if any and incorporation of document(s) by reference into the Registration Statement or the Prospectus) and relating to common shares pursuant to the terms of the Agreement; (ii) the Company will afford the Agent a reasonable opportunity to comment on any such proposed post-effective amendment, sticker or supplement; and (iii) the Company will advise the Agent of the filing of any such post-effective amendment, sticker or supplement.

         (c) Copies of Registration Statement and Prospectus. The Company will promptly deliver to the Agent a fully executed copy of the Registration Statement as originally filed including documents incorporated by reference and of all amendments thereto, heretofore or hereafter made, including any post-effective amendment thereto (in each case including all exhibits filed therewith not previously furnished), including signed copies of each consent and certificate included therein or filed as an exhibit thereto, and will deliver to the Agent as many conformed copies of the foregoing (excluding the exhibits) as the Agent may reasonably request. The Company will deliver to the Agent from time to time during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus (including any amendments or supplements thereto), as the Agent may reasonably request for the purposes contemplated by the Securities Act and the Regulations thereunder. The provisions of this subsection(c) shall not apply to any post-effective amendment, prospectus or amendment or supplement thereto relating to any sale of Common Shares other than pursuant to the Agreement.

         (d) Compliance with the Securities Act. During the period when the Prospectus is required to be delivered under the Securities Act, the Company will comply so far as it is able, and at its own expense, with all requirements imposed upon it by the Securities Act and by the Regulations thereunder, so far as necessary to permit the continuance of sales of or dealing in the Shares during such period in accordance with the provisions hereof and the Prospectus.

         (e) Changes of Material Fact. If the Company determines that any event relating to or affecting the Company shall occur as a result of which it is necessary to amend or supplement the Prospectus (as it may be amended or supplemented at such time) in order to make the Prospectus (as it may be amended or supplemented at such time) not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith
(i) notify the Agent to suspend solicitations of offers to purchase, and offers for the sale of, the Shares (and, if so notified by the Company, the

Agent shall
forthwith suspend such solicitations and offers and cease using the Prospectus as supplemented or amended) and (ii) prepare and furnish to the Agent, without expense to the Agent, a reasonable number of copies of an amendment or amendments or a supplement or supplements to the Prospectus (as it may be amended or supplemented at such time) that will amend or supplement the Prospectus (as it may be amended or supplemented at such time) so that as amended or supplemented it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus (as so amended or supplemented) is delivered to a purchaser, not misleading. For the purpose of this Section 6(e) the Company will furnish such information as the Agent may from time to time reasonably request.

         (f) Earnings Statement. Not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company in which the Commencement Date occurs, the Company will make generally available to its security holders an earnings statement (which need not be audited) covering such 12-month period which will satisfy the provisions of Section 11(a) of the Act.

         (g) Blue Sky Qualification. During the period when the Prospectus is required to be delivered under the Act, the Company will use its best efforts to qualify the Shares for offer and sale under the blue sky laws of such jurisdictions as the Agent may reasonably designate, and will file and make in each year such statements or reports as are or may be reasonably required by the laws of such jurisdictions; provided, however, that the Company shall not be required to qualify as a foreign corporation or dealer in securities or to file any consents to service of process under the laws of any jurisdiction.

         (h) Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement or any applicable Terms Agreement is terminated, the Company will pay all expenses incident to the performance of its obligations under this Agreement or such Terms Agreement, including (i) the preparation, printing and filing of this Agreement, such Terms Agreement, the
Registration Statement as originally filed and any amendments or supplements thereto, the preliminary prospectuses filed as a part thereof, the Prospectus and any amendments and supplements thereto and any documents incorporated by reference therein and, in each case, the exhibits thereto, in each case in quantities as required by the Agent under this Agreement, (ii) the issue and delivery of the Shares as provided in Section 4 hereof, (iii) the fees and expenses of the accountants, (iv) the expenses in connection with the qualification of the Shares under securities laws in accordance with the provisions of Section 6(g) hereof, including filing fees and the fees and disbursements of Counsel for the Agent in connection therewith and in connection with the preparation of any Blue Sky Survey, (v) the reasonable fees and expenses of Counsel for the Agent, (vi) the commissions and amounts payable in accordance with Section 3(c) hereof and (vii) any advertising and other out-of-pocket expenses of the Agent incurred with the approval of the Company. If this Agreement is terminated in accordance with the provisions of Section 7 or 12 hereof, the Company shall pay for reasonable fees and disbursements of Counsel for the Agent. The Company shall not in any event be liable to the Agent for damages on account of the loss of anticipated profits.

         7. Conditions of Agent's Obligations. The obligation of the Agent to solicit offers to purchase the Shares as agent of the Company, the obligation of any purchaser of Shares sold through the Agent as agent and the obligation of the Agent to purchase Shares pursuant to any Terms Agreement shall be subject at 10:00 A.M., New York City time, on _____________, 2001, or at such later time and date as the Agent and the Company may agree upon (the "Commencement Date"), and at all times thereafter, to the accuracy in all material respects of the representations and warranties on the part of the Company herein contained and to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements herein contained and to the following additional conditions precedent:

         (a) Filing of Prospectus with Commission; No Stop Order; Regulatory Approvals. The Prospectus and any amendments or supplements thereto, shall have been filed with, or transmitted for filing to, the Commission in accordance with Rule 424(b) of the Regulations under the Securities Act; no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act by the Commission and no proceedings therefor shall have been instituted or, to the knowledge of the Company or the Agent shall be contemplated by the Commission.

         (b) Opinion of Counsel of the Company. On the Commencement Date and, if specified in any Terms Agreement, on the Settlement Date therefor, the Agent shall have received the favorable opinion dated as of the Commencement Date or such Settlement Date, as the case may be, of legal counsel for the Company, in form and substance satisfactory to Counsel for the Agent, to the effect that:

                  (i) The Company, Baltimore Gas and Electric Company, ("BGE"), Constellation Enterprises, Inc. ("CEI"), and Constellation Nuclear, LLC have been duly incorporated and are validly existing as corporations or limited liability companies, as the case may be, in good standing under the laws of the State of Maryland, with power and authority (corporate and other) to own their respective properties and conduct their respective businesses as described in the Prospectus; the Company owns all of the outstanding shares of common stock of BGE and CEI and all of the membership interests of Constellation Nuclear, LLC; and the Company is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which the conduct of its business or the ownership of its properties requires such qualification and the failure to do so would have a material and adverse impact on its financial condition;

                  (ii) the Shares have been duly authorized and will, upon issuance and delivery thereof in compliance with this Agreement and against payment therefor pursuant to this Agreement, be duly authorized and issued, fully paid and non-assessable shares and the issuance of the Shares is not subject to preemptive rights;

                  (iii) the Shares conform as to legal matters with the statements concerning them in the Registration Statement and the Prospectus under the caption "DESCRIPTION OF COMMON STOCK";

                  (iv) this Agreement or such Terms Agreement, as the case may be, has been duly authorized, executed and delivered by the Company;

                  (v) such counsel knows of no approval of any regulatory authority which is legally required for the valid offering, issuance, sale and delivery of the Shares by the Company under this Agreement (except that such opinion need not pass upon the requirements of state securities acts);

                  (vi) the Registration Statement has become effective under the Securities Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act. The Registration Statement (as of its effective date) and the Prospectus (as of the date of this Agreement), and any amendments or supplements thereto, as of their respective effective or issue dates, appeared to comply as to form in all material respects with the requirements of Form S-3 under the

         Securities Act and the  Regulations of the Commission  thereunder.
         Such counsel has no reason to believe that either the Registration Statement or the Prospectus, or any such amendment or supplement, as of such respective dates, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown. Such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required. It is understood that such counsel need express no opinion as to the financial statements or other financial and statistical information contained in the Registration Statement or the Prospectus; and

                  (vii) the issuance, sale and delivery of the Shares as contemplated by this Agreement are not subject to the approval of the Commission under the provisions of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act").

In rendering the above opinions, counsel for the Company may rely, as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this Section 7(b) include any amendments or supplements thereto at the date such opinion is rendered.

         (c) Opinion of Counsel for the Agent. On the Commencement Date and, if specified in any Terms Agreement, the Settlement Date therefor, the Agent shall have received the favorable opinion dated as of the Commencement Date or such Settlement Date, as the case may be, of Counsel for the Agent with respect to the matters set forth in subheadings (iii), (iv), (v) and, the second sentence of (vi) of paragraph (b) of this Section 7, and with respect to such other matters as the Agent may reasonably require. In rendering such opinion, Cahill Gordon & Reindel may rely, as to the incorporation of the Company, all other matters governed by the laws of the State of Maryland and the applicability of the 1935 Act, upon the opinion of counsel for the Company referred to above.

         In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company, counsel for the Company, representatives of the independent public accountants of the Company and representatives of the Agent at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed; and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except as to the matters referred to in their opinion rendered pursuant to clause (iii) of paragraph (b) of this Section 7), on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers, counsel and other representatives of the Company), no facts have come to the attention of such counsel which lead such counsel to believe that either the Registration Statement, as of its effective date, or the Prospectus, as of the date of this Agreement, and any amendments or supplements thereto, as of their respective effective or issue dates, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make such statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need make no comment with respect to the financial statements or other financial and statistical data included or incorporated by reference in the Registration Statement or Prospectus).

         (d) Comfort Letter. On the Commencement Date and, if specified in any Terms Agreement, the Settlement Date therefor, a letter dated as of the Commencement Date or such Settlement Date, as the case may be, from
PricewaterhouseCoopers LLP, confirming that they are independent public accountants within the meaning of the Securities Act and the Regulations thereunder with respect to the Company and stating in effect that:

                  (i) In their opinion, the consolidated financial statements and supporting schedules audited by them which are included in the Company's Form 10-K, which is incorporated by reference in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Securities Act and the Regulations thereunder and the Exchange Act and the Regulations thereunder;

                  (ii) On the basis of procedures specified in such letter (but not an audit in accordance with generally accepted auditing standards), including reading the minutes of meetings of the shareholders, the Board of Directors and the Executive Committee of the Company since the end of the year  covered  by the Form 10-K as set  forth in the  minute books through a specified date not more than five days prior to the Commencement Date, performing the procedures specified in Statement on Auditing Standards No. 71, Interim Financial Information, on the unaudited interim consolidated financial statements of the Company incorporated by reference in the Registration Statement, if any, and reading the latest available unaudited interim consolidated financial statements of the Company, and making inquiries of certain officials of the Company who have responsibility for financial and accounting matters as to whether the latest available financial statements not incorporated by reference in the Registration Statement are prepared on a basis substantially consistent with that of the audited consolidated financial statements incorporated in the Registration Statement, nothing has come to their attention that has caused them to believe that (1) any unaudited consolidated financial statements incorporated by reference in the Registration Statement do not comply in form in all material respects with the applicable requirements of the Securities
         Act and the Regulations thereunder and the Exchange Act and the Exchange Act Regulations thereunder or any material modifications should be made to those unaudited consolidated financial statements for them to be in conformity with generally accepted accounting principles;
         (2) at the date of the latest available balance sheet not incorporated by reference in the Registration Statement there was any change in the capital stock, change in long-term debt or decrease in consolidated net assets, the ratio of earnings to fixed charges (measured on the most recent twelve-month period) or common shareholders' equity as compared with the amounts shown in the latest balance sheet incorporated by reference in the Registration Statement, or for the period from the closing date of the latest income statement incorporated by reference in the Registration Statement to the closing date of the latest available income statement read by them there were any decreases, as compared with the corresponding period of the previous year, in operating revenues, operating income, net income, or in earnings per share of common stock except in all instances of changes or decreases that the Registration Statement discloses have occurred or may occur, or which are described in such letter; or (3) at a specified date not more than five days prior to the Commencement Date, there was any change in the capital stock or long-term debt of the Company, the ratio of earnings to fixed charges (measured on the most recent twelve-month period), [or, at such date, there was any decrease in the net assets of the Company] as compared with amounts shown in the latest balance sheet incorporated by reference in the Registration Statement, [or the period from the closing date of the latest income statement incorporated by reference in the Registration Statement to a specified date not more than five days prior to the Closing Date, there were any decreases as compared with the corresponding period of the previous year, in operating revenues, operating income or net income] except in all cases for instances of changes or decreases that the Registration Statement discloses have occurred or may occur, or which are described in such letter;

                  (iii) Certain specified procedures have been applied to certain financial or other statistical information (to the extent such information was obtained from the general accounting records of the Company) set forth or incorporated by reference in the Registration Statement and that such procedures have not revealed any disagreement between the financial and statistical information so set forth or incorporated and the underlying general accounting records of the Company, except as described in such letter; and

                  (iv) shall cover such other matters as the Agent shall reasonably request.

         (e) Certificate as to No Material Adverse Change, Etc. On the Commencement Date and on each Settlement Date in respect of a Terms Agreement, there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein or contemplated thereby, any material adverse change in the financial position or in the financial results of operations of the Company, and the Agent shall have received a certificate of the Company signed by the Chairman of the Board, and the Chief Executive Officer, the Vice Chairman, a Co-President, or any Vice President of the Company reasonably satisfactory to the Agent, dated as of the Commencement Date or, if specified in such Terms Agreement, the Settlement Date therefor, as the case may be, to the effect that to the best of their knowledge after reasonable investigation, and relying on opinions of counsel to the extent that legal matters are involved, (i) there has been no such material adverse change, (ii) the representations and warranties contained in this Agreement are true and correct in all material respects as of the Commencement Date or such Settlement Date, as the case may be, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement or such Terms Agreement, as the case may be, on or prior to the Commencement Date or such Settlement Date, as the case may be, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

         (f) Other Documents. On the Commencement Date, and on each Settlement Date in respect of a Terms Agreement, Counsel for the Agent shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated and related proceedings, or in order to evidence the accuracy or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by the Company in connection with the sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Agent and Counsel for the Agent.

         (g) The Exchanges shall have approved for listing upon official notice of issuance, the Shares.

         In case any of the conditions specified above in this Section 7 shall not have been fulfilled, this Agreement or any applicable Terms Agreement may be terminated by the Agent upon mailing or delivering written notice thereof to the Company. Any such termination shall be without liability of either party to the other party except as otherwise provided in Section 6(h) hereof and except for any liability under Section 10 hereof.

         8. Suspension of Offers and Solicitations. At any time and from time to time after the Commencement Date (except any such time that the Agent owns any Shares purchased as principal that are held for resale to others in accordance with the terms of this Agreement), the Company may in its sole discretion orally instruct the Agent to suspend solicitations of offers to purchase, and offers for the sale of, the Shares as provided herein and in the Procedures. If at any such time, or at any time that the Company has otherwise notified the Agent to suspend such solicitations and offers under this Agreement, there shall be any sales of Shares by the Company not yet settled outstanding, the Company will promptly advise the Agent whether such sales may be settled and whether the Prospectus as then in effect may be delivered in connection with the settlement of such sales. If the Company determines that such sales may not be settled or that such Prospectus may not be so delivered, the Agent will use its best efforts to arrange for the cancellation of such sales, but the Company shall have the sole responsibility for, and shall hold the Agent harmless from, any losses, claims, damages or liabilities (and expenses in connection therewith) that may result from the inability to make settlement of such sales.

         9. Additional Representations and Warranties and Agreements of the Company. The Company represents and warrants and agrees that:

         (a) Affirmation of Representations and Warranties. Each authorization by the Company to the Agent to solicit offers to purchase the Shares as provided in the Procedures shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement are true and correct at the time of such authorization, and an undertaking that such representations and warranties will be true and correct at the time of delivery of and payment for Shares sold pursuant to such authorization as provided in Section 4 hereof, in each case as though made at and as of each such time (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to each such time).

        (b) From the time solicitation regarding the sale of the Shares is begun until all of the Shares have been sold, each time the Company (i) amends or supplements the Registration Statement or the Prospectus (other than in reference solely to prices of Shares) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of document(s) by reference into the Registration Statement or the Prospectus; (ii) files an annual report on Form 10-K under the Exchange Act; (iii) files its quarterly reports on Form 10-Q under the Exchange Act; and (iv) files a report on Form 8-K under the Exchange Act (the date of filing each of the aforementioned documents is referred to as a "Representation Date"); the Company shall furnish the Agent (but in the case of (iv) above only if requested by the Agent) with a certificate of the Chairman of the Board, the Chief Executive Officer, the Vice Chairman, President or any Vice President and a principal financial or accounting officer of the Company, in form satisfactory to the Agent, to the effect that on the Representation Date, to the best of their knowledge after reasonable investigation and relying upon opinions of counsel to the extent legal matters are involved, (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects; (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Representation Date; (iii) no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and (iv) subsequent to the date of the most recent financial statements set forth or incorporated by reference in the Prospectus, there has been no material adverse change in the financial position or in the financial results of operations of the Company, except as set forth in or contemplated by the Prospectus or as described in such certificate.

        (c) From the time solicitation regarding the sale of the Shares is begun until all of the Shares have been sold, at each Representation Date referred to in Section 9(b) (i) or (ii) and, only if requested by the Agent, at each Representation Date referred to in Section 9(b) (iii) or (iv), the Company shall concurrently furnish the Agent with a written opinion or opinions of counsel for the Company, dated the Representation Date or the date of such filing, in form satisfactory to the Agent, to the effect set forth in Section 7(b) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinion, counsel may furnish the Agent with a letter to the effect that the Agent may rely on a prior opinion delivered under Section 7(b) or this Section 9(c) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation
Date).

        (d) From the time solicitation regarding the sale of the Shares is begun until all of the Shares have been sold, at each Representation Date referred to in Section 9(b) (i) or (ii) and, only if requested by the Agent, at each Representation Date referred to in Section 9(b) (iii) or (iv), but in each case only if such documents referred to in Section 9(b) include additional financial information, the Company shall cause PricewaterhouseCoopers LLP concurrently to furnish the Agent with a letter, addressed jointly to the Company and the Agent and dated the Representation Date or the date of such filing, in form and substance satisfactory to the Agent, to the effect set forth in Section 7(d) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, PricewaterhouseCoopers LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless there is contained therein any other accounting, financial or statistical information that, in the reasonable judgment of the Agent, should be covered by such letter, in which event such letter shall also cover such other information and procedures as shall be requested by the Agent.

         10.      Indemnification.  (a)     Indemnification  of the Agent.  The
Company will indemnify and hold harmless the Agent and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or documents incorporated by reference therein (or any amendment thereto), of the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any related preliminary prospectus, the Prospectus (or any amendment or supplement thereto) or the documents incorporated by reference therein, or the omission or alleged omission therefrom of a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, however, that any such indemnity with respect to a Prospectus shall not inure to the benefit of the Agent (or of any person controlling the Agent) on account of any losses, liabilities, claims or damages arising from the sale of Shares to any person if any amendments or supplements to such Prospectus shall have been furnished to the Agent on a timely basis to permit the Agent to send or give to such person, with or prior to the written confirmation of such sale, a copy of such amended or supplemented Prospectus, except the documents incorporated by reference therein, and the untrue statement or omission of a material fact contained in such Prospectus and giving rise to such losses, liabilities, claims or damages was corrected in such amended or supplemented Prospectus (including the documents incorporated by reference therein);

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred, in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause
         (i) or (ii) above.

         (b) Indemnification of Company. The Agent agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 10(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) General. Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve it from any liability except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to such indemnified party otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who may, with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         (d) If recovery is not available under the foregoing indemnification provisions of this Section 10 for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Shares (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Company and the Agent and such controlling persons agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Agent and such controlling persons were treated as one entity for such purpose). Notwithstanding the provisions of this subsection (d), no Agent or controlling person shall be required to make contribution hereunder which in the aggregate exceeds the total public offering price of the Shares distributed to the public through it pursuant to this Agreement or upon resale of Shares purchased by it from the Company, less the aggregate amount of any damages which the Agent or such controlling person has otherwise been required to pay in respect to the same claim or substantially similar claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) Confirmation of Certain Statements. The Agent confirms that the statements in the last paragraph under the caption "Plan of Distribution" in the Prospectus are correct and were furnished in writing to the Company by the Agent for inclusion in the Prospectus.

         11. Survival of Representations and Warranties and Agreements. The indemnity and other agreements of the Company and the Agent contained in Sections 6(h) and 10 hereof and the representations, warranties and other statements of the Company set forth in this Agreement or made by the Company pursuant to this Agreement shall remain in full force and effect, regardless of
(a) any termination of this Agreement or any Terms Agreement, (b) any investigation made by or on behalf of the Agent or any of its controlling persons or by or on behalf of the Company or any of its officers, directors or controlling persons and (c) acceptance of delivery of and payment for Shares sold hereunder.

         12.      Termination.      (a)  Termination of this Agreement.This
Agreement may be terminated at any time by either party hereto upon the giving of written notice of such termination to the other party hereto effective at the close of business on the date such notice is received.

         (b) Termination of a Terms Agreement. The Agent may, by notice to the Company, terminate a Terms Agreement if, at any time after the date of this Agreement and at or prior to the Settlement Date in respect thereof, (i) there shall have occurred any change or any development involving a prospective change not contemplated by the Prospectus in or affecting particularly the business or properties of the Company which, in the reasonable judgment of the Agent, materially impairs the investment quality of the Shares, or (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited, other than a temporary suspension in trading to provide for an orderly market, or minimum prices have been established on such Exchange, a banking moratorium shall have been declared either by New York State or Federal authorities or there shall have occurred an outbreak or material escalation of hostilities or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in the Agent's judgment, impracticable to market the Shares.


         (c) General. In the event of any termination under Section 12(a) or 12(b) hereof, neither party will have any liability to the other party hereto, except that (i) the Agent shall be entitled to any commission earned in accordance with Section 3(c) hereof, (ii) if at the time of termination (A) the Agent shall own any Shares purchased pursuant to a Terms Agreement with the intention of reselling them or (B) an offer to purchase any of the Shares has been accepted by the Company but the time of delivery to the purchaser or his agent of the Shares relating thereto has not occurred, the covenants set forth in Sections 6 and 9 hereof shall remain in effect until such Shares have been resold or delivered, as the case may be and (iii) the covenants set forth in Sections 6(f) and 6(h) hereof, the indemnity and contribution agreement set forth in Section 10 hereof and the provisions of Sections 11 and 16 hereof shall remain in effect.

         13. Notices. Except as otherwise specifically provided herein or in the Procedures, all statements, instructions, requests, notices and advances hereunder and under any applicable Terms Agreement shall be in writing (or by telephone or telefax if subsequently confirmed in writing), and shall be deemed to have been duly given if mailed, delivered or transmitted by any standard form of telecommunication to (a) in the case of the Agent, [Agent Name, address, contact person]_______________________with, in the case of instructions given by the Company pursuant to Section 2(a) or 8 hereof, and

(b) in the case of the Company, Constellation Energy Group, Inc., 3250 W. Pratt Street, Baltimore, Maryland, 21201, Attention:
T. E. Ruszin, Jr., Treasurer,  Telefax No.: 410-783-3619.

         14. Parties. This Agreement and any applicable Terms Agreement shall inure solely to the benefit of the Company and the Agent and, to the extent provided in Sections 10 and 11 hereof, to any officer or director of the Company or to any person who controls the Company or the Agent, and their respective successors. No other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement. The term "successors" shall not include any purchaser of any Shares merely because of such purchase. The respective rights and obligations of the Company and the Agent hereunder may not be assigned, transferred or contracted to another.

         15. Arm's Length Dealing. This Agreement and any applicable Terms Agreement have been negotiated at arm's length between the Agent and the Company, which regularly issues and sells securities in the public markets through investment bankers, and the relationship created hereby or thereby is not intended to be one of customer and member as the term "customer" is used in the provisions pertaining to the protection of customers of the articles, bylaws, rules, regulations and policies of the NYSE or the National Association of Securities Dealers, Inc.

         16.      Governing Law.    This  Agreement and any Terms  Agreement
shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of law.

         17.      Captions.         Captions  to  Sections  of this  Agreement
are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or in any way affect the meaning of any provisions of this Agreement.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agent and the Company in accordance with its terms.


                                                Very truly yours,

                                                CONSTELLATION ENERGY GROUP, INC.


                                                 By
                                                 ----------------------------
                                                 Title:  Vice President





Confirmed, accepted and agreed, as of the date first above written:

[Agent]

By
  -------------------------
   Title:

                                                                       EXHIBIT A

                         CONSTELLATION ENERGY GROUP, INC.
                        _____________ Shares Common Stock
                         Continuous Offering Program
               Volume and Pricing Parameters for Offers and Solicitations

                                                              [Date]


[Agent Name and Address]

Ladies and Gentlemen:

         The Company hereby instructs you to commence solicitations of offers to purchase, and offers for the sale of, up to an additional ___________ shares of the Company's Common Stock, in accordance with the terms of the Sales Agency Agreement, at prices not less than $_____ per share, or such higher prices as we verbally communicate to you.

         In addition, the sales price must be equal to or greater than the prior day's closing price on the New York Stock Exchange less $0.50.

         Including the above mentioned ________ shares, __________ shares remain to be issued under the Continuous Offering Program.

         The Company reserves the right, in its sole discretion, to instruct you, at any time after the date hereof to suspend such solicitations and sales for any period of time or permanently in accordance with the provisions of the Sales Agency Agreement.

                                         CONSTELLATION ENERGY GROUP, INC.


                                         By:
                                         -------------------------------------
                                                      Vice President

                                                                      EXHIBIT B




                                         CONSTELLATION ENERGY GROUP, INC.

                           [ ] Shares of Common Stock


                                 Terms Agreement


                                                                       [Date]

[Agent Name and Address]

Ladies and Gentlemen:

         Pursuant to the terms and conditions set forth in the Sales Agency Agreement, dated______________, 2001, between Constellation Energy Group, Inc. (the "Company") and you (the "Agent") and the additional terms set forth below, you are to purchase _______ shares of the Company's Common Stock (the "Shares").

         Purchase Price per Share:

         Public Offering Price per Share:

         Settlement Date and Time:

         Form of Settlement:

         Additional Terms:

[If agreed to by you and the Company prior to the execution hereof: the Company will not, between the date hereof and the Settlement Date and Time set forth above, without your prior consent, offer or sell, or enter into any agreement to sell, any of its Common Stock, except pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan and Employee Savings Plan.]

[Indicate whether the Company authorizes you to utilize a selling or dealer group in connection with the resale of the Shares as required by Section 2(b) of the Sales Agency Agreement.]

[Indicate whether the legal opinion, accountant's letter and/or the officer's certificate described in Sections 7(b), 7(c), 7(d) and 7(e), respectively, of the Sales Agency Agreement will or will not be required.]








                                             CONSTELLATION ENERGY GROUP, INC.


                              By______________________________
                                     Title:


Confirmed, accepted, and agreed, as of the date first above written:

[Agent Name]

By_____________________________________
         Title:

                                                                  EXHIBIT C


                                         CONSTELLATION ENERGY GROUP, INC.

                                              Common Stock Procedures




         Pursuant to the Sales Agency Agreement dated as of ________ 2001 (the "Sales Agency Agreement") between Constellation Energy Group, Inc. (the "Company") and _____________________, as exclusive sales agent (the "Agent"), up to __________ shares of the Company's Common Stock are being offered and sold. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Sales Agency Agreement.

         The Shares have been registered with the Commission under the Securities Act. Harris Trust and Savings Bank acts as transfer agent and registrar for the Common Stock (together with any successor transfer agent or registrar, the "Transfer Agent").

         Administrative procedures and specific terms of the offering are explained below. Administrative responsibilities, accountable document control and record-keeping responsibilities will be performed by the Company's Finance Department. The Company will advise the Agent in writing of those persons handling administrative responsibilities with whom the Agent is to communicate regarding offers to purchase Shares and the details of their delivery.

I. Acceptance of Orders; Authorized Persons:
                                       The  Company  will have the sole  right
                                       to give  orders to sell,  and  accept
                                       offers  to  purchase,  Shares.
                                       Instructions  regarding  offers  and
                                       sales of Shares will be given for the
                                       Company by D. A. Brune,
                                       T. E.  Ruszin,  Jr., or by another
                                       specifically  named  authorized
                                       representative  of the  Company.
                                       Such instructions will be accepted at the
                                       Agent  by  _____________,  or by  another
                                       specifically       named       authorized
                                       representative  of the Agent.  Offers and
                                       sales of the  Shares  will be made  under
                                       volume and price parameters and with such
                                       commissions  as agreed  upon  between the
                                       Company   and  the   Agent.   Offers  not
                                       complying   with  such   terms   will  be
                                       communicated telephonically by the Agent to the authorized representative of the Company, including specific prices on "block" transactions. The Company may reject any offer to purchase Shares in whole or in part. The Agent may reject any offer to purchase Shares in whole or in part in the reasonable exercise of its discretion.


    II.  Settlement:                   Settlement  will  occur on the third
                                       Business  Day  after  the  Trade  Date.
                                       Delivery of Shares will take place
                                       through the  book-entry  processing of
                                       the Depository   Trust  Company  ("DTC")
                                       DWAC  system  (deposit   withdrawal  at
                                       custodian).  Another time, place or
                                       method of settlement (e.g., same day for "cash" sales) may be specified if mutually agreed upon in writing by authorized representatives of the
                                       Company and the Agent.


  III.Denominations:                   Since  delivery of Shares will take place
                                       through   DWAC,   a  single   certificate
                                       evidencing  the  Shares  for  each  day's
                                       transactions  will be  registered  in the
                                       name  of DTC or a  nominee  of  DTC.  The
                                       Transfer     Agent    will    hold    all
                                       certificates.

                                       With regard to Shares sold by the Company through the Agent, on any day, the Agent will advise the Company by telephone of the following key details of any transactions that take place by the end of such day:


  IV. Details for Settlement:
                                    1.      The number of Shares sold.

                                    2.      The prices at which Shares were
                                                sold.

                                    3.      The commissions payable to the Agent
                                                by the Company.

                                    4.      Other  applicable  charges,  such
                                                as  transfer  taxes  and  fees
                                                of the Commission.

                                    5.      The net proceeds payable to the
                                                Company.

                                    6.      The Settlement Date or Dates.

                                    The Agent will confirm the foregoing key details by facsimile transmission within one Business Day after the Trade Date (See Part V below).

                                    After receiving the key details by facsimile
                                    transmission  from the  Agent,  the  Company
                                    will promptly  notify the Transfer  Agent in
                                    writing  of the  number of  Shares  sold and
                                    instruct   the   Transfer   Agent,   on  the
                                    Settlement   Date,   to
                                    accept   the  DWAC
                                    transaction for the settlement of the Shares sold.

                                    On the Settlement Date, the following events will take place:

                                    1.      Within the  Company's  brokerage
                                            account  at the  Agent,  a trade
                                            will settle  representing  the
                                            Shares sold and the net
                                            proceeds  payable to the Company.

                                    2.      The Agent will  initiate a DWAC
                                            transaction  to credit the Shares
                                            sold to its DTC participant account.

                                    3.      The Transfer Agent will subsequently
                                            accept the DWAC  transaction for the
                                            appropriate  number of such  Shares,
                                            per  written  instructions  from the
                                            Company as noted above.

                                    4.      Simultaneously with the Shares being
                                            credited    to   the   Agent's   DTC
                                            participant  account, the Agent will
                                            release from the Company's brokerage
                                            account   at  the   Agent   the  net
                                            proceeds   from   the  sale  of  the
                                            Shares.

                                    5.      The Agent  will wire  transfer  the
                                            net  proceeds  as the  Company  may
                                            direct.

                                    The Company will notify the NYSE quarterly of the number of outstanding shares and give the NYSE any other notice of the issue of Shares as may be required by the NYSE.

  V. Confirmation:                     For  each  order to  purchase  Shares
                                       solicited  by the  Agent  and
                                       accepted  by or on behalf of the
                                       Company,  the Agent  will  issue a
                                       written  confirmation by facsimile
                                       transmission within one Business
                                       Day after the Trade Date to
                                       Constellation  Energy Group,  Inc., 250
                                       W.  Pratt  Street,  Baltimore,  Maryland
                                       21201,  Attention:  T.  E. Ruszin, Jr.
                                       Treasurer containing the key details
                                       listed above.

  VI. Delivery of                      The  Company  will  deliver  (through
                                       DWAC) the Shares  sold to the
      Shares:                          Agent only  against  payment  therefor
                                       as  specified in Section 4 of
                                       the  Sales  Agency  Agreement  and as set
                                       forth in "Details for  Settlement"  under
                                       Part   IV  of   these   Procedures.   See
                                       "Delivery of Prospectus" under Part IX of these Procedures as to the requirement to deliver a current Prospectus with sale transactions.

  VII. Failure to Pay:                 Failure to make payment when due will be
                                       subject to the regulations and rules of the NYSE, as applicable, and the provisions of Section
                                       2(a) of the Sales Agency Agreement.

  VIII.Suspension of                   The  Company  may   instruct   the
                                       Agent  to  commence  or  suspend
       Solicitation,                   solicitations  of offers to  purchase,
                                       and  offers for the sale of,
       Amendment or                    Shares at any time in  accordance  with
                                       the Sales Agency  Agreement.
       Supplement:                     Upon  receipt  of such  instructions  to
                                       suspend,  the  Agent  will

                                       immediately suspend such activities until
                                       such time as the  Company has advised the
                                       Agent   that  such   activities   may  be
                                       resumed.  If the Company decides to amend
                                       or supplement the Registration  Statement
                                       or  the  Prospectus,   it  will  promptly
                                       advise  the  Agent and will  furnish  the
                                       Agent  with  the  proposed  amendment  or
                                       supplement   as  provided  in  the  Sales
                                       Agency  Agreement.  In the event  that at
                                       the  time   the   Agent   suspends   such
                                       activities  there  shall be any sales not
                                       yet  settled  outstanding,   the  Company
                                       will,  consistent  with  its  obligations
                                       under   the   Sales   Agency   Agreement,
                                       promptly advise the Agent whether such sales may be settled and whether copies of the Prospectus as in effect at the time of the suspension may be delivered in connection with the settlement of such sales.

                                       Subject to the preceding paragraph, the Agent shall have the right in its sole discretion, upon notice thereof to the Company, to commence or suspend at any time offers to sell and solicitations of offers to buy the Shares.

    IX. Delivery of Prospectus:        Prior to any auction  market sales of
                                       Shares on the NYSE,  copies of
                                       the  Prospectus as most  recently
                                       amended or  supplemented  must be
                                       filed with such  Exchange  pursuant  to
                                       Rule 153 of the  Regulations
                                       under the Act. A copy of the Prospectus as most recently amended or supplemented must also accompany each written confirmation of a sale of

                                       Shares  by the Agent to a
                                       customer  of the  Agent,  or of a
                                       sale of  Shares by the Agent as
                                       principal,  in each case  otherwise
                                       than in the  auction  market.  As used
                                       above,  the term  Prospectus
                                       does not include any documents
                                       incorporated by reference therein.

    X.  Payment of Selling             The   Agent   will  send  a  written
                                       confirmation   by   facsimile
            Commissions, Transfer      transmission  within  one  Business  Day
                                       after the Trade Date to the
            Taxes and Fees of the      Company with respect to each
                                       transaction  setting forth the selling
            Commission:                commissions,  transfer taxes and fees of
                                       the  Commission  payable in
                                       connection  therewith.  Such  amounts are
                                       obligations  of the  Company  and will be
                                       "netted"  against  proceeds  paid  to the
                                       Company  on  the  applicable   Settlement
                                       Date.

    XI. Advertising                    The Company will  determine with the
                                       Agent the amount of advertising
        Costs:                         that may be  appropriate  in offering
                                       the Common Stock.  Advertising
                                       expenses will be paid by the Company.

                                                                 EXHIBIT 1 (b)






                           CONSTELLATION ENERGY GROUP, INC.

                     __________________ SHARES COMMON STOCK
                                                (without par value)

                           FORM OF PURCHASE AGREEMENT

                                    INCLUDING

                      FORM OF STANDARD PURCHASE PROVISIONS

                           FORM OF PURCHASE AGREEMENT




                                     [Date]


Constellation Energy Group, Inc.
250 W. Pratt Street, 20th Floor
Baltimore, Maryland  21201-2437

Dear Sirs:

        Referring to the captioned shares of Common Stock for Constellation Energy Group, Inc. (the "Company") covered by the registration statement on Form S-3 (No. 333-_________), (such registration statement, including (i) the prospectus included therein dated ____________, as supplemented by a prospectus supplement dated __________,2001 in the form first filed under Rule 424(b) (such prospectus as so supplemented, including each document incorporated by reference therein is hereinafter called the "Prospectus") and (ii) all documents filed as part thereof or incorporated by reference therein, is hereinafter called the "Registration Statement"), on the basis of the representations, warranties and agreements contained in this Agreement, but subject to the terms and conditions herein set forth, the purchaser or purchasers named in Schedule A hereto (the "Purchasers") agree to purchase, severally, and the Company agrees to sell to the Purchasers, severally, the respective number of shares of such Common Stock (the "Firm Shares") for the price described below set forth opposite the name of each Purchaser on Schedule A hereto. In addition, the Company has granted the Purchasers the right to purchase, at their election, the following number of Optional Shares, if any, pursuant to Section 1(b) of the Standard Purchase
Provisions: ________ optional shares.

        The price at which the Purchased Stock shall be purchased from the Company by the Purchasers shall be $______ per share. The Purhased Stock will be offered by the Purchaser as set forth in the Prospectus relating to such Shares. The Closing Date for the sale of the Firm Shares shall be ___________, 2001.

The place to which the Purchased Stock may be checked, packaged and delivered shall be:

               Notices to the Purchaser(s) shall be sent to the following address(es) or telecopier number(s):



        If we are acting as Representative(s) for the several Purchasers named in Schedule A hereto, we represent that we are authorized to act for such several Purchasers in connection with the transactions contemplated in this Agreement, and that, if there are more than one of us, any action under this Agreement taken by any of us will be binding upon all the Purchasers.

        All of the provisions contained in the document entitled "Constellation Energy Group, Inc. Standard Purchase Provisions", a copy of which has been previously furnished to us, are hereby incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

        If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

                                      Very truly yours,

                                      [Firm Name]

                                      By

                                      Title: _______________________

                                      Acting  on  behalf of and as
                                      Representative(s) of the several
                                      Purchasers  named  in
                                      Schedule A hereto.*

The foregoing Purchase
Agreement is hereby confirmed
as of the date first above
written

CONSTELLATION ENERGY GROUP, INC.


By
   ------------------------------

Title: _____________________



* To be deleted if the Purchase Agreement is not executed by one or more Purchasers acting as Representative(s) of the Purchasers for purposes of this Agreement.

                                   SCHEDULE A


Name of Purchaser                                                       Amount





































Total
                                                    -------------------------
                                                    $

                        CONSTELLATION ENERGY GROUP, INC.
                          STANDARD PURCHASE PROVISIONS

               From time to time, Constellation Energy Group, Inc., a Maryland corporation (the "Company"), may enter into purchase agreements that provide for the sale of designated securities to the purchaser or purchasers named therein. The standard provisions set forth herein may be incorporated by reference in any such purchase agreement ("Purchase Agreement"). The Purchase Agreement, including the provisions incorporated therein by reference, is herein sometimes referred to as "this Agreement." Unless otherwise defined herein, terms defined in the Purchase Agreement are used herein as therein defined.

               1. (a) Introductory. The Company proposes to issue and sell from time to time its Common Stock (without par value) ("Stock") registered under the registration statement referred to in Section 2(a). In addition, the Company proposes to grant the Purchasers (defined below) an election to purchase additional shares of Stock to cover over-allotments. The Stock sold by the Company is hereinafter called the "Firm Shares" and the additional Stock to cover over-allotments is hereinafter called the "Optional Shares." The Firm
Shares and the Optional Shares are hereinafter referred together as the "Purchased Stock." The firm or firms, as the case may be, which agree to purchase the same are hereinafter referred to as the "Purchasers" of such Purchased Stock. The Purchased Stock will be sold to the Purchasers for resale in accordance with the terms of the offering determined at the time of the sale. The terms "you" and "your" refer to those Purchasers who sign the Purchase Agreement either on behalf of themselves only or on behalf of themselves and as representatives of the several Purchasers named in Schedule A thereto, as the case may be.

        (b) Optional Shares. The Company grants to the Purchasers the right to purchase, at their election, up to the number of Optional Shares set forth in the Purchase Agreement for the sole purpose of covering over-allotments in the sale of the Firm Shares. The purchase price for the Optional Shares shall be the purchase price per share set forth in the Purchase Agreement for Firm Shares. The election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of thirty (30) calendar days after the date of this Agreement. The notice shall specify (i) the aggregate number of Optional Shares to be purchased; and (ii) the date on which such Optional Shares are to be delivered, as agreed to by you and the Company.

        To the extent that the Purchasers exercise the election to purchase Optional Shares, the Company agrees to sell to each of the Purchasers, and each of the Purchasers agree, severally and not jointly, to purchase from the Company that portion of the number of Optional Shares determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the

                                                                           2
number of
Firm Shares set forth opposite each Purchaser's name on Schedule A of the Purchase Agreement and the denominator of which is the number of the Firm Shares that all of the Purchaser's are committed to purchase hereunder (rounded to eliminate fractional shares).

        No Optional Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Shares, or any portion thereof, may be terminated at any time upon written notice by you to the Company.


               2.     Representations  and  Warranties of the Company.
The Company  represents and warrants to and agrees with each Purchaser that:
               (a) A registration statement on Form S-3 (No. 333-__________) covering the Purchased Stock, including a prospectus has been filed with the Securities and Exchange Commission ("Commission") and has become effective. The terms Registration Statement and Prospectus shall have the meanings ascribed to them in the Purchase Agreement.

               (b) The Registration Statement conforms in all respects to the requirements of the Securities Act of 1933, as amended ("Act"), and the pertinent published rules and regulations of the Commission thereunder ("33 Act Rules and Regulations"), and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements or omissions in such document based upon written information furnished to the Company by any Purchaser specifically for use therein. The documents incorporated by reference in the Registration Statement or the Prospectus pursuant to Item 12 of Form S-3 of the Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the pertinent published rules and regulations thereunder ("Exchange Act Rules and Regulations"). Any additional documents deemed to be incorporated by reference in the Prospectus will, when they are filed with the Commission, comply in all material respects with the requirements of the Exchange Act and the Exchange Act Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               3(a). Delivery and Payment for the Firm Shares. The Company will deliver the Firm Shares to you for the accounts of the Purchasers, at the offices of the Transfer Agent/Registrar (at the place specified in the Purchase Agreement) against payment of the purchase price by certified or official bank check

                                                                        3
or checks in same day or New York or Baltimore  Clearing House funds drawn to the order of the Company, at the office of the Company, 250 W. Pratt Street, 20th Floor, Baltimore, Maryland, 21201-2437 at the time agreed to pursuant to the second paragraph of the Purchase Agreement or at such other time not later than seven full business days thereafter as you and the Company determine, such time being herein referred to as the "Closing Date." The Firm Shares so to be delivered will be in registered form registered in such names and amounts as you request in writing not later than 3:00 p.m., New York Time, on the second full business day prior to the Closing Date, or, if no such request is received, in the names of the respective Purchasers in the amounts agreed to be purchased by them pursuant to this Agreement. The Company shall make the Firm Shares available for checking and packaging at the offices of the Transfer Agent/Registrar (at the place specified in the Purchase Agreement) prior to the Closing Date and, unless prevented from doing so by circumstances beyond its control, not later than 2:00 p.m., New York Time, on the business day preceding the Closing Date. If you request that any Firm Shares be issued in a name or names other than that of the Purchaser agreeing to purchase such Purchased Stock hereunder, the Company shall not be obligated to pay any transfer taxes resulting therefrom.

               3(b). Delivery and Payment for the Optional Shares. To the extent that the Purchasers exercise their election to purchase Optional Shares, the Company will deliver the Optional Shares to you for the accounts of the Purchasers, at the offices of the Transfer Agent/Registrar (at the place specified in the Purchase Agreement) against payment of the purchase price by certified or official bank check or checks in same day or New York or Baltimore Clearing House funds drawn to the order of the Company, at the office of the Company, 250 W. Pratt Street, 20th Floor, Baltimore, Maryland, 21201-2437 at the time agreed to pursuant to Section 1(b) of this Agreement or at such other time not later than seven full business days thereafter as you and the Company determine, such time being herein referred to as the "Second Closing Date." The Optional Shares so to be delivered will be in such names and amounts as you request in writing not later than 3:00 p.m., New York Time, on the second full business day prior to the Second Closing Date, or, if no such request is received, in the names of the respective Purchasers in the amounts agreed to be purchased by them pursuant to this Agreement. The Company shall make the Optional Shares available for checking and packaging at the offices of the Transfer Agent/Registrar (at the place specified in the Purchase Agreement) prior to the Second Closing Date and, unless prevented from doing so by circumstances beyond its control, not later than 2:00 p.m., New York Time, on the business day preceding the Second Closing Date. If you request that any Optional Shares be issued in a name or names other than that of the Purchaser agreeing to purchase such Purchased Stock hereunder, the Company shall not be obligated to pay any transfer taxes resulting therefrom.

                                                                        4
               4. Offering by the Purchasers. The several Purchasers propose to offer the Purchased Stock for sale to the public as set forth in the Prospectus.

               5. Covenants of the Company. The Company covenants and agrees with the several Purchasers that:

               (a) It will promptly cause the Prospectus to be filed with the Commission as required by Rule 424.

               (b) For as long as a prospectus relating to the Purchased Stock is required to be delivered under the Act, if any event relating to or affecting the Company or of which the Company shall be advised in writing by the Purchasers shall occur which, in the Company's opinion, should be set forth in a supplement or amendment to the Prospectus in order either to make the Prospectus comply with the requirements of the Act or which would require the making of any change in the Prospectus so that as thereafter delivered to purchasers such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will promptly amend or supplement the Prospectus by either
        (i) preparing and filing with the Commission supplement(s) or amendment(s) to the Prospectus, or (ii) making an appropriate filing pursuant to the Exchange Act, which will supplement or amend the Prospectus so that, as supplemented or amended, the Prospectus when the Prospectus is delivered to a purchaser will comply with the Act and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Prior to any such filing, the Company shall give oral notice to the Purchasers.

               (c) Not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company in which the Closing Date occurs, the Company will make generally available to its security holders an earnings statement (which need not be audited) covering such 12-month period which will satisfy the provisions of
        Section 11(a) of the Act.

               (d) The Company will furnish to you copies of the following documents, in each case as soon as available after filing and in such quantities as you reasonably request:(i) the Registration Statement relating to Purchased Stock as originally filed and all pre-effective amendments thereto (at least one of which will be signed and will include all exhibits except those incorporated by reference to previous filings with the Commission); (ii) each prospectus relating to the Purchased Stock; and (iii) during the time when a

                                                                        5
        prospectus relating to
        the Purchased Stock is required to be delivered under the Act, all post-effective amendments and supplements to the Registration Statement or Prospectus, respectively (except supplements relating to securities that are not Purchased Stock).

               (e) The Company will use its best efforts to obtain the qualification of the Purchased Stock for sale and the determination of their eligibility for investment under the laws of such jurisdictions as you designate and will continue such qualifications in effect so long as required for the distribution, provided, however, that the Company shall not be required to qualify as a foreign corporation or to file any consent to service of process under the laws of any jurisdiction or to comply with any other requirements deemed by the Company to be unduly burdensome.

               (f) During the period of five years after the Closing Date, the Company will furnish to you, and upon request, to each of the other
        Purchasers: (i) as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year, (ii) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (iii) from time to time, such other information concerning the Company as you may reasonably request.

               (g) The Company will pay all expenses incident to the performance of its obligations under this Agreement, and will reimburse the Purchasers for any expenses (including Blue Sky fees not exceeding $6,000 and disbursements of counsel) incurred by them in connection with qualification of the Purchased Stock for sale and determination of their eligibility for investment under the laws of such jurisdictions as you designate and the printing of memoranda relating thereto, for any expenses incurred in connection with listing the Purchased Stock on a national securities exchange and for expenses incurred in distributing prospectuses to the Purchasers, except that if this Agreement is terminated by the Purchasers under Section 6(c) hereof, the Company shall not be obligated to reimburse the Purchasers for any of the foregoing expenses.

               (h) The Company will not offer or sell any additional shares of its common stock, other than the Purchased Stock, prior to 30 days after the Closing Date (other than pursuant to employee stock plans, dividend reinvestment plans and similar plans) without the consent of the Purchasers.

6.       Conditions of the Obligations of the Purchasers.
--------------------------------------------------------

A. Firm Shares. The obligations of the several Purchasers to purchase and pay for the Firm Shares will be subject to the

                                                                        6
accuracy of the  representations  and
warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

               (a) Subsequent to the signing of this Agreement, you shall have received a letter of PricewaterhouseCoopers LLP, dated the Closing Date, confirming that they are independent public accountants within the meaning of the Act and the 33 Act Rules and Regulations, and stating in effect that:

                      (i) In their opinion, the consolidated financial statements and supporting schedule audited by them which are included in the Company's Form 10-K ("Form 10-K"), which is incorporated by reference in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the 33 Act Rules and Regulations and the Exchange Act and the Exchange Act Rules and Regulations;

                      (ii) On the basis of  procedures  specified in such letter
               (but not an audit in accordance with generally accepted auditing standards), including reading the minutes of meetings of the shareholders, the Board of Directors and the Executive Committee of the Company since the end of the year covered by the Form 10-K as set forth in the minute books through a specified date not more than five days prior to the Closing Date, performing procedures specified in Statement on Auditing Standards No. 71, Interim Financial Information, on the unaudited interim consolidated financial statements of the Company incorporated by reference in the Registration Statement, if any, and reading the latest available unaudited interim consolidated financial statements of the Company, and making inquiries of certain officials of the Company who have responsibility for financial and accounting matters as to whether the latest available financial statements not incorporated by reference in the Registration Statement are prepared on a basis substantially consistent with that of the audited consolidated financial statements incorporated in the Registration Statement, nothing has come to their attention that has caused them to believe that
               (1) any unaudited consolidated financial statements incorporated by reference in the Registration Statement do not comply in form in all material respects with the applicable requirements of the Act and the 33 Act Rules and Regulations and the Exchange Act and the Exchange Act Rules and Regulations or any material modifications should be made to those unaudited consolidated financial statements for them to be in conformity with generally accepted accounting principles; (2) at the date of the latest available balance sheet not incorporated by

                                                                        7
               reference in the
               Registration Statement there was any change in the capital stock, change in long-term debt or decrease in consolidated net assets, ratio of earnings to fixed charges (measured as the most recent twelve-month period), or common shareholders' equity as compared with the amounts shown in the latest balance sheet incorporated by reference in the Registration Statement or for the period from the closing date of the latest income statement incorporated by reference in the Registration Statement to the closing date of the latest available income statement read by them there were any decreases, as compared with the corresponding period of the previous year, in operating revenues, operating income, net income or in earnings per share of common stock except in all instances of changes or decreases that the Registration Statement discloses have occurred or may occur, or which are described in such letter; or (3) at a specified date not more than five days prior to the Closing Date, there was any change in the capital stock or long-term debt of the Company, decrease in the ratio of earnings to fixed charges (measured on the most recent twelve-month period) or, at such date, there was any decrease in net assets of the Company as compared with amounts shown in the latest balance sheet incorporated by reference in the Registration Statement, [or for the period from the closing date of the latest income statement incorporated by reference in the Registration Statement to a specified date not more than five days prior to the Closing Date, there were any decreases as compared with the corresponding period of the previous year, in operating revenues, operating income, or net income,] except in all cases for changes or decreases which the Registration Statement discloses have occurred or may occur, or which are described in such letter; and

                      (iii) Certain  specified  procedures  have been applied to certain financial or other statistical information (to the extent such information was obtained from the general accounting records of the Company) set forth or incorporated by reference in the Registration Statement and that such procedures have not revealed any disagreement between the financial and statistical information so set forth or incorporated and the underlying general accounting records of the Company, except as described in such letter.

               (b) Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Company or you, shall be contemplated by the Commission.

                                                                        8
               (c) Subsequent to the date of this Agreement, (i) there shall not have occurred any change or any development involving a prospective change not contemplated by the Prospectus as of the date of this Agreement in or affecting particularly the business or properties of the Company which, in the judgment of a majority in interest of the Purchasers including you, materially impairs the investment quality of the Purchased Stock, and (ii) trading in securities generally on the New York Stock Exchange shall not have been suspended nor limited, other than a temporary suspension in trading to provide for an orderly market, nor shall minimum prices have been established on such Exchange, a banking moratorium shall not have been declared either by New York State or Federal authorities and there shall not have occurred an outbreak or escalation of major hostilities in which the United States is involved or other substantial national or international calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market the Purchased Stock.



               (d) You shall have received an opinion, dated the Closing Date, of a counsel for the Company to the effect that:


                      (i)  The  Company,  Baltimore  Gas and  Electric  Company,
               (BGE), Constellation Enterprises, Inc. (CEI), and Constellation Nuclear LLC have been duly incorporated and are validly existing as corporations or limited liability companies, as the case may be, in good standing under the laws of the State of Maryland, with power and authority (corporate and other) to own their respective properties and conduct their respective businesses as described in the Prospectus; the Company owns all of the outstanding shares of common stock of BGE and CEI and all of the membership interests of Constellation Nuclear, LLC; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which the conduct of its business or the ownership of its properties requires such qualification and the failure to do so would have a material and adverse impact on its financial condition;



                      (ii) (a) The issuance and sale of the Purchased  Stock (1)
               have been duly authorized by all necessary corporate action of the Company, are fully paid and nonassessable, (2) conform to legal matters with the statements concerning them in the
               Registration Statement and Prospectus under the caption "Description of Common Stock" and (b) there are no preemptive rights to purchase Purchased Stock.

                                                                        9
                      (iii) The  Registration  Statement  has  become  effective under the Act and, (a) to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; (b) the Registration Statement (as of its effective date) and the Prospectus (as of the date of the Closing Date) and any amendments or supplements thereto, as of their respective dates, appeared to comply as to form in all material respects with the requirements of Form S-3 under the Act and the 33 Act Rules and Regulations and the Trust Indenture Act; (c) such counsel has no reason to believe that either the Registration Statement or the Prospectus, or any such amendment or supplement, as of such respective dates, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (d) the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; (e) and such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required; it being understood that such counsel, in addressing the matters covered in this paragraph (iv) need express no opinion as to the financial statements or other financial and statistical information contained in the Registration Statement or the Prospectus or incorporated therein or attached as an exhibit thereto.

                      (iv) Counsel knows of no approval of any regulatory authority which is legally required for the valid offering, issuance, sale and delivery of the Purchased Stock by the Company under this Agreement (except that such opinion need not pass upon the requirements of state securities acts);

                      (v) To the best of such  counsel's  knowledge  and belief, the consummation of the transactions contemplated in this Agreement did not and will not result in a breach of any of the terms and provisions of, or constitute a default under, the Company's Charter or By-Laws or any indenture, mortgage or deed of trust or other agreement or instrument to which the Company is a party;

                                                                        10
                      (vi) This Agreement has been duly authorized, executed
               and delivered by the Company;

                      (vii) The  issuance,  sale and  delivery of the  Purchased
               Stock as contemplated by this Agreement are not subject to the approval of the Securities and Exchange Commission under the provisions of the Public Utility Holding Company Act of 1935 (the "1935 Act").


               (e) The Purchasers shall have received from Cahill Gordon & Reindel, counsel for the Purchasers, an opinion dated the Closing Date, with respect to the matters referred to in paragraph 6(d) subheadings (ii) (a) (2),
(iii)(b), (vi), and (vii) and such other matters as the Purchasers shall reasonably request and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass on such matters.

                      In rendering such opinion, Cahill Gordon & Reindel may rely, as to the incorporation of the Company, all other matters governed by the laws of the State of Maryland and the applicability of the 1935 Act, upon the opinion of Counsel for the Company referred to above.

                      In addition, such counsel shall state that such counsel has participated in conferences with officers, counsel and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Purchasers at which the contents of the Registration Statement and the Prospectus and related matters were discussed; and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except as to the matters referred to in their opinion rendered pursuant to subheading (ii)(a)(2) above), on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers, counsel and other representatives of the Company), no facts have come to the attention of such counsel which lead such counsel to believe that either the Registration Statement (as of its effective date) or the Prospectus (as of the date of this Agreement), and any subsequent amendments or supplements thereto, as of their respective dates, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make such statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need make no comment with respect to the financial statements and other financial and statistical data included in the Registration Statement or Prospectus or incorporated therein.

               (f) You shall have received a certificate of the Chairman of the Board, Co-President or any Vice President and a principal

                                                                        11
financial  or
accounting officer of the Company, dated the Closing Date, in which such officers shall state, to the best of their knowledge after reasonable investigation, and relying its advice of counsel to the extent that legal matters are involved, that the representations and warranties of the Company in this Agreement are true and correct in all material respects, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and that, subsequent to the date of the most recent financial statements set forth or incorporated by reference in the Prospectus, there has been no material adverse change in the financial position or in the financial results of operation of the Company except as set forth or contemplated in the Prospectus.

(g) The Company will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

(h) The New York Stock  Exchange,  the Chicago  Stock  Exchange  and the Pacific
Stock Exchange shall have approved for listing, upon official notice of issuance, the Purchased Stock.

In case any such condition shall not have been satisfied, this Agreement may be terminated by you upon notice in writing or by telecopy to the Company without liability or obligation on the part of the Company or any Purchaser, except as set forth in Section 10 hereof.

        (B) Optional Shares. The obligation of the Purchasers to purchase the Optional Shares on the Second Closing Date, shall be subject to the accuracy of the representations and warranties of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the satisfaction of the conditions set forth in paragraphs (b), (c), (d), (e), (f), (g), and (h) of this Section 6 (all dated as of the Second Closing Date rather the Closing
Date)

        In case any such condition shall not have been satisfied, this Agreement may be terminated with respect to the obligations to purchase Optional Shares on the second Closing Date by you upon notice in writing or by telecopy to the Company or any Purchaser, except as set forth in Section 10 hereof.


               7. Conditions of the Obligations of the Company. The obligations of the Company to sell and deliver the Firm Shares and Optional Shares, as applicable, are subject to the following condition precedent:

               Prior to the Closing Date or the Second Closing Date, as applicable, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or you, shall be contemplated by the Commission.


               If this condition shall not have been satisfied, then the Company shall be entitled, by notice in writing or by telecopy to you, to terminate this Agreement at any time prior to the Closing Date, or at anytime prior to the Second Closing Date with respect to the Optional Shares, without any liability on the part of the Company or any Purchaser, except as set forth in Section 10 hereof.

               8.     Indemnification.
                      ---------------

               (a) The Company will indemnify and hold harmless each Purchaser and each person, if any, who controls any Purchaser within the meaning of the Act or Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Purchaser or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus, or any related preliminary prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Purchaser and each such controlling person for any legal or other expenses reasonably incurred by such Purchaser or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable to such Purchaser or controlling person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such documents in reliance upon and in conformity with written information furnished to the Company by such Purchaser or such controlling person specifically for use therein unless such loss, claim, damage or liability arises out of the offer or sale of the Purchased Stock occurring after such Purchaser or controlling person has notified the Company in writing that such information should no longer be used therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

               (b) Each Purchaser will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act or the

                                                                        13
        Exchange  Act,  against any losses,
        claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus, or any related preliminary prospectus or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser specifically for use therein; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that such Purchaser will not be liable to the Company, or any such director, officer or controlling person in any such case to the extent that any such loss, claim, damage or liability arises out of the offer or sale of Purchased Stock occurring after such Purchaser has notified the Company in writing that such information should no longer be used therein. This indemnity agreement will be in addition to any liability which such Purchaser may otherwise have.

               (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying  party  under (a) and (b) above,  notify  the  indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who may, with the consent of the indemnified party, be counsel to the indemnifying party) and who shall not be counsel to any other indemnified party who may have interests conflicting with those of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

               (d) If recovery is not available under the foregoing indemnification provisions of this Section, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Purchased Stock (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Company and the Purchasers and such controlling persons agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Purchasers and such controlling persons were treated as one entity for such purpose). Notwithstanding the provisions of this subsection (d), no Purchaser or controlling person shall be required to make contribution hereunder which in the aggregate exceeds the total public offering price of the Purchased Stock, purchased by the Purchaser under this Agreement, less the aggregate amount of any damages which such Purchaser or such controlling person has otherwise been required to pay in respect of the same claim or any substantially similar claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations to contribute are several in proportion to their respective underwriting obligations and are not joint.

               9. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase the Firm Shares or Optional Shares hereunder and the aggregate number of shares of Firm Shares or Optional Shares, as the case may be, which such defaulting Purchaser or Purchasers agreed but failed to purchase is 10% of the total number of Firm Shares or Optional Shares, as the case may be, to have been purchased or less, you may make arrangements satisfactory to the Company for the purchase of such Firm Shares or Optional Shares, as the case may be, by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, in connection with the Firm Shares, or the Second Closing Date, in connection with the Optional Shares, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Firm Shares or Optional Shares, as the case may be, which such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Purchased Stock with respect to which such default or defaults occur is more than the above percentage and arrangements satisfactory to you and the Company for the purchase of such Firm Shares or Optional Shares, as the case may be, by other persons are not made within thirty-six hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 10. In the event that any Purchaser or Purchasers default in their obligation to purchase Purchased Stock hereunder, the Company may, by prompt written notice to the non-defaulting Purchasers, postpone the Closing Date, in connection with the Firm Shares, or the Second Closing Date, in connection with the Optional Shares, for a period of not more than seven full business days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents, and the Company will promptly file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

               10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties, and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser or the Company or any of its officers or directors or any controlling person, and will survive delivery of and payment for the Purchased Stock. If this Agreement is terminated pursuant to Section 6, 7 or 9 or if for any reason the purchase of the Purchased Stock by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5(g). In addition, in such event the respective obligations of the Company and the Purchasers pursuant to Section 8 shall remain in effect; provided, however, that you will use your best efforts to promptly notify each other Purchaser and each dealer and prospective customer to whom you have delivered a Prospectus for the Purchased Stock by telephone or telegraph, confirmed by letter in either case, of such termination or failure to consummate, including in such notice instructions regarding the continued use of the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus.

               11. Notices. All communications hereunder will be in writing, and, if sent to the Purchasers will be delivered or telecopied and confirmed to the address furnished in writing for the purpose of such communications hereunder, or, if sent to the

Company, will be delivered or telecopied and confirmed to it, attention of Treasurer at 250 W. Pratt Street, 20th Floor, Baltimore, Maryland 21201, telecopier (410) 783-3610;

               12. Successors. This Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of any Purchased Stock merely because of such purchase.

               13. Construction. This Purchase Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

               14. Counterparts. This Agreement may be executed in one or more counterparts and it is not necessary that the signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.